                                                                    EXHIBIT 10.4

                                 FIRST AMENDMENT
                           CHANGE IN CONTROL AGREEMENT

         THIS FIRST AMENDMENT, made as of this 26th day of February, 1999, by and between BOWATER INCORPORATED, a Delaware corporation having a mailing address of 55 East Camperdown Way, Greenville, South Carolina 29602 (the "Corporation"), and ___________________ of _______________________________ (the
"Executive").

         WHEREAS, the Corporation and the Executive entered into a Change in Control Agreement dated April 1, 1996 (the "Agreement") and

         WHEREAS, in consideration of the grant of an Equity Participation Right Award to Executive as of February 22, 1999, for 1,000 units at a grant price of $39.78, the Executive has agreed to amend the definition of "Change in Control" in the Agreement.

         NOW THEREFORE, the Agreement is amended as follows:

1.       Section 1(a) of the Agreement is amended to read as follows:

         "(a) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of common stock representing 20% or more of the combined voting power of the Corporation's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of common stock representing 5% or more of the combined voting power of the Corporation's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all common stock of the Corporation of which the Person is a Beneficial Owner."

2.       Section 1(b) is amended to read as follows:

         "(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934."

3. A new Section 1(c) is added to the Agreement as follows, and succeeding subsections are redesignated accordingly:

         "(c) "Beneficial Owner" of common stock means (i) a Person who beneficially owns such common stock, directly or indirectly, or (ii) a Person who has the right to acquire such common stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise."

4. Section 1(e) (as redesignated) of the Agreement is amended to read as follows:

         "(e)     "Change in Control" shall be deemed to have occurred upon:

                  (i)      The date that any Person is or becomes an Acquiring
                           Person;

                  (ii) The date that the Corporation's shareholders approve a merger, consolidation or reorganization of the Corporation with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Corporation as of the record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or
                           (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors.

                  (iii) The date the Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Corporation's shareholders as determined immediately prior to such transaction, (provided that securities held by an individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                  (iv) The date on which less than 50% of the total membership of the Board consists of Continuing Directors."

5. Section 1(g) (as redesignated) of the Agreement is amended to read as follows:

         "(g)     "Continuing Directors" shall mean any member of the Board who
                  (i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors."

6. Section 1(k) (as redesignated) of the Agreement is amended to read as follows:

         "(k) "Person" means any individual, firm, corporation, partnership, trust or other entity."

         Except as hereby amended, all other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first above written.

BOWATER INCORPORATED

By: ___________________________________      ___________________________________
Name:__________________________________      Name: _____________________________
Title:_________________________________      Date Signed: ______________________
Date Signed:___________________________

                            SCHEDULE TO EXHIBIT 10.4

                                 FIRST AMENDMENT
                          CHANGE IN CONTROL AGREEMENTS


     NAME                                        DATE OF AGREEMENT

Anthony H. Barash                                    02/26/99
James H. Dorton                                      02/26/99
Arthur D. Fuller                                     02/26/99
Jerry R. Gilmore                                     02/26/99
Richard K. Hamilton                                  02/26/99
Steven G. Lanzl                                      02/26/99
R. Donald Newman                                     02/26/99
Wendy C. Shiba                                       02/26/99